HNI Corporation 408 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, www.hnicorp.com

EXHIBIT 99.1

                                 News Release
           For Information Contact:
               Matthew D. McGough, Vice President, Corporate Finance (563) 272-7563
               Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION REPORTS
STRONG SALES AND EARNINGS
FOR FOURTH QUARTER AND FISCAL YEAR 2014

Fourth Quarter Highlights
•	Sales increased 19.5%
•	Non-GAAP net income per share increased 30% to $0.65; GAAP net income per share $0.16

Fiscal Year Highlights
•	Sales increased 7.9%
•	Non-GAAP net income per share increased 38% to $1.97; GAAP net income per share $1.35

MUSCATINE, Iowa (February 11, 2015) – HNI Corporation (NYSE: HNI) today announced sales for the fourth quarter ended January 3, 2015, of $646.7 million and net income of $7.1 million, or $0.16 per diluted share.  Non-GAAP net income per diluted share improved 30 percent from the prior year quarter to $0.65, which excludes restructuring charges, goodwill and intangible impairment, transition costs and gain on sale of assets.  For fiscal year 2014, the Corporation reported sales of $2.2 billion and net income of $61.5 million, or $1.35 per diluted share.  Non-GAAP net income per diluted share improved 38 percent from the prior year to $1.97, which excludes restructuring charges, goodwill and intangible impairment, transition costs and gains on sale of assets.

Fourth Quarter and Year End Summary Comments
"We are pleased with our very strong sales and earnings for the fourth quarter and full year 2014.  Our hearth business achieved record financial results for the year, driven by four consecutive quarters of double-digit growth in both new construction and remodel/retrofit channels and strong operational execution.  Office furniture sales momentum accelerated in the fourth quarter with significant increases in both our supplies-driven and contract businesses.  We enter 2015 financially strong, competitively well positioned and focused on delivering profitable growth," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Fourth Quarter – Financial Performance (Dollars in millions, except per share data)
	Three Months Ended
	1/3/2015	12/28/2013	Change
GAAP
Net Sales	$646.7	$541.3	19.5%
Gross Profit %	35.3%	35.7%	-40 bps
SG&A %	28.2%	28.7%	-50 bps
(Gain) loss on sale of assets %	(0.2%)	-	20 bps
Restructuring & impairment charges %	3.4%	-	340 bps
Operating Income	$24.8	$37.6	-34.1%
Operating Income %	3.8%	7.0%	-320 bps
Net Income %	1.1%	4.2%	-310 bps
EPS – diluted	$0.16	$0.50	-68.0%

Non-GAAP
Gross Profit %	35.7%	35.7%	-
Operating Income	$48.4	$37.7	28.2%
Operating Income %	7.5%	7.0%	50 bps
EPS - diluted	$0.65	$0.50	30.0%

Fourth Quarter Summary Comments
•
Consolidated net sales increased $105.4 million or 19.5 percent to $646.7 million.  Compared to prior year quarter, an acquisition, net of divestiture, increased sales $24.4 million.  On an organic basis sales increased 15.0 percent.

•	Non-GAAP gross margin was consistent with prior year. Higher volume and better price realization were offset by unfavorable product mix and investments in operations.
•
Selling and administrative expenses, as a percentage of sales, decreased 50 basis points due to volume, partially offset by increased freight costs due to carrier capacity constraints, strategic investments, higher incentive-based compensation and acquisition impact.

•
The Corporation recorded $24.5 million of restructuring and impairment charges and transition costs.  These charges included goodwill and intangible impairment charges of $20.5 million related to a small office furniture business and $4.0 million of restructuring and transition costs in connection with closures announced earlier this year.  Of the restructuring and transition charges, $2.7 million was included in cost of sales.

•
The effective tax rate for the current year quarter of 69.3 percent reflects the non-deductibility of the goodwill and intangible impairment.  Excluding this impact the effective tax rate was 36.7 percent.

Full Year – Financial Performance (Dollars in millions, except per share data)
	Twelve Months Ended
	1/3/2015	12/28/2013	Change
GAAP
Net Sales	$2,222.7	$2,060.0	7.9%
Gross Profit %	35.3%	34.7%	60 bps
SG&A %	29.2%	29.4%	-20 bps
(Gain) loss on sale of assets %	(0.5%)	0.1%	60 bps
Restructuring & impairment charges %	1.5%	-	150 bps
Operating Income	$112.8	$106.0	6.5%
Operating Income %	5.1%	5.1%	-
Net Income %	2.8%	3.1%	-30 bps
EPS – diluted	$1.35	$1.39	-2.9%

Non-GAAP
Gross Profit %	35.7%	34.7%	100 bps
Operating Income	$145.3	$108.8	33.5%
Operating Income %	6.5%	5.3%	120 bps
EPS - diluted	$1.97	$1.43	37.8%

Full Year Summary Comments
•
Consolidated net sales increased $162.7 million or 7.9 percent to $2.2 billion.  Compared to prior year, an acquisition, net of divestitures, increased sales $7.5 million.  On an organic basis sales increased 7.5 percent.

•
Non-GAAP gross margin improved 100 basis points from prior year primarily due to higher volume, better price realization and strong operational performance, partially offset by unfavorable product mix, investments in operations and higher warranty costs.

•
Selling and administrative expenses, as a percentage of sales, decreased 20 basis points due to volume, partially offset by increased freight costs due to carrier capacity constraints, strategic investments, increased group medical costs, higher incentive-based compensation and acquisition impact.

•
The Corporation recorded $43.1 million of restructuring and impairment charges and transition costs.  These charges included goodwill and intangible impairment charges of $29.4 million related to two office furniture businesses and $13.7 million of restructuring and transition costs in connection with closures announced during this year.  Of the restructuring and transition charges, $10.1 million was included in cost of sales.

•
The effective tax rate for the current year of 41.6 percent reflects the non-deductibility of the goodwill and intangible impairment recorded in the fourth quarter.  Excluding this impact the effective tax rate was 34.8 percent.

Office Furniture – Financial Performance (Dollars in millions)
	Three Months Ended			Twelve Months Ended
	1/3/2015	12/28/2013	Change	1/3/2015	12/28/2013	Change
GAAP
Net Sales	$468.6	$417.0	12.4%	$1,739.0	$1,685.2	3.2%
Operating Income	$9.6	$25.8	-62.9%	$87.1	$97.3	-10.6%
Operating Income %	2.0%	6.2%	-420 bps	5.0%	5.8%	-80 bps

Non-GAAP
Operating Income	$33.1	$25.9	27.8%	$120.8	$100.1	20.6%
Operating Income %	7.1%	6.2%	90 bps	6.9%	5.9%	100 bps

•
Fourth quarter sales increased $51.7 million or 12.4 percent to $468.6 million.  Compared to prior year quarter, divestitures reduced sales by $0.7 million.  On an organic basis, sales increased 12.6 percent.  Full year sales increased $53.8 million or 3.2 percent to $1.74 billion.  Compared to prior year, divestitures reduced sales by $17.7 million.  On an organic basis, sales increased 4.2 percent.  The increase in sales for the quarter and the year were driven by growth in the supplies-driven and contract channels.

•
Fourth quarter non-GAAP operating profit increased $7.2 million or 27.8 percent.  Full year non-GAAP operating profit increased $20.7 million or 20.6 percent.  Increased volume, higher price realization and strong operational performance were partially offset by unfavorable mix, investments in operations, increased freight costs due to carrier capacity constraints and increased incentive-based compensation.

Hearth Products – Financial Performance (Dollars in millions)
	Three Months Ended			Twelve Months Ended
	1/3/2015	12/28/2013	Change	1/3/2015	12/28/2013	Change
GAAP
Net Sales	$178.0	$124.3	43.2%	$483.6	$374.8	29.1%
Operating Income	$33.1	$23.0	44.1%	$77.1	$46.7	65.2%
Operating Income %	18.6%	18.5%	10 bps	15.9%	12.5%	340 bps

•
Fourth quarter sales increased $53.7 million or 43.2 percent to $178.0 million.  Full year sales increased $108.9 million or 29.1 percent to $483.6 million.  Compared to prior year for the quarter and full year, acquisitions increased sales by $25.2 million.  On an organic basis, sales increased 23.0 percent for the quarter and 22.3 percent for the full year driven by increases in both the new construction and the remodel/retrofit channel.

•
For the quarter, operating profit increased $10.1 million or 44.1 percent due to increased volume, higher price realization and the impact of the acquisition partially offset by higher material costs and strategic investments.  Full year operating profit increased $30.4 million or 65.2 percent due to increased volume, higher price realization and the impact of the acquisition partially offset by increased material costs, higher warranty expense and increased incentive-based compensation.

Outlook
"We enter 2015 with strong momentum and will continue to drive long-term shareholder value creation," said Mr. Askren.

The Corporation estimates sales to be up 17 to 21 percent in the first quarter over the same period in the prior year, including sales from the Vermont Castings Group acquisition.  Non-GAAP earnings per share are anticipated in the range of $0.18 to $0.23 for the first quarter and $2.45 to $2.65 for the full year, which includes the Vermont Castings Group acquisition results and excludes restructuring and impairment charges, transition costs and gain/loss on sale of assets.

Conference Call
HNI Corporation will host a conference call on Thursday, February 12, 2015 at 10:00 a.m. (Central) to discuss fourth quarter and fiscal year 2014 results.  To participate, call 1-877-512-9166 – conference ID number 64115968.  A live webcast of the call will be available on HNI Corporation's website at http://www.hnicorp.com (under Investor Information – Webcasts).  A replay of the webcast will be made available at the website address above.  An audio replay of the call will be available until Thursday, February 19, 2015, 10:59 p.m. (Central) by dialing 1-855-859-2056 or 1-404-537-3406 – Conference ID number 64115968.

About HNI Corporation

HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is a leading global office furniture manufacturer and is the nation's leading manufacturer of hearth products.  The Corporation's strong brands have leading positions in their markets.  More information can be found on the Corporation's website at www.hnicorp.com.

Forward-looking Statements

This release contains "forward-looking" statements based on current expectations regarding future plans, events, outlook, objectives and financial performance, expectations for future sales growth and earnings per diluted share (GAAP and non-GAAP) for the fourth quarter and full year fiscal 2014.  Forward-looking statements can be identified by words including "expect," "believe," "anticipate," "estimate," "may," "will," "would," "could," "confident" or other similar words, phrases or expressions.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Corporation's actual future results and performance to differ materially from expected results.  These risks include but are not limited to: general economic conditions in the United States and internationally; unfavorable changes in the United States housing market; industry and competitive conditions; a decline in corporate spending on office furniture; changes in raw material, component or commodity pricing; future acquisitions, divestitures or investments; the cost of energy; changing legal, regulatory, environmental and healthcare conditions; the Corporation's ability to successfully complete its business software system implementation; the Corporation's ability to implement price increases; changes in the sales mix of products; and force majeure events outside the Corporation's control.   A description of these risks and additional risks can be found in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

###

HNI CORPORATION
Unaudited Condensed Consolidated Statement of Operations

	Three Months Ended		Twelve Months Ended
(Dollars in thousands, except per share data)	1/3/2015	12/28/2013	1/3/2015	12/28/2013
Net Sales	$646,661	$541,263	$2,222,695	$2,059,964
Cost of products sold	418,698	348,282	1,438,495	1,344,672
Gross profit	227,963	192,981	784,200	715,292
Selling and administrative expenses	182,341	155,237	649,055	606,512
(Gain) loss on sale of assets	(977)	-	(10,723)	2,460
Restructuring and impairment charges	21,778	97	33,019	333
Operating income	24,821	37,647	112,849	105,987
Interest income	92	158	418	626
Interest expense	1,976	1,687	8,336	9,906
Income before income taxes	22,937	36,118	104,931	96,707
Income taxes	15,959	13,376	43,776	33,338
Net income	6,978	22,742	61,155	63,369
Less: Net (loss) attributable to the noncontrolling interest	(104)	(18)	(316)	(314)
Net income attributable to HNI Corporation	$7,082	$22,760	$61,471	$63,683
Net income attributable to HNI Corporation common shareholders – basic	$0.16	$0.50	$1.37	$1.41
Average number of common shares outstanding – basic	44,324,249	45,117,315	44,759,716	45,250,665
Net income attributable to HNI Corporation common shareholders – diluted	$0.16	$0.50	$1.35	$1.39
Average number of common shares outstanding – diluted	45,202,346	45,964,128	45,578,872	45,956,280

Unaudited Condensed Consolidated Balance Sheet
Assets			Liabilities and Shareholders' Equity
(Dollars in thousands)	As of			As of
	1/3/2015	12/28/2013		1/3/2015	12/28/2013
Cash and cash equivalents	$34,144	$65,030	Accounts payable and
Short-term investments	3,052	7,251	accrued expenses	$453,754	$407,799
Receivables	240,053	228,715	Note payable and current
Inventories	121,791	89,516	maturities of long-term debt	160	484
Deferred income taxes	17,310	16,051	Current maturities of other
Prepaid expenses and			long-term obligations	3,419	3,301
other current assets	39,209	26,665
Current assets	455,559	433,228	Current liabilities	457,333	411,584

			Long-term debt	197,736	150,091
			Capital lease obligations		106
			Other long-term liabilities	80,353	67,543
Property and equipment – net	311,008	267,401	Deferred income taxes	89,411	68,964
Goodwill	279,310	286,655
Other assets	193,457	147,421	Parent Company shareholders'
			equity	414,587	436,328
			Noncontrolling interest	(86)	89
			Shareholders' equity	414,501	436,417
			Total liabilities and
Total assets	$1,239,334	$1,134,705	shareholders' equity	$1,239,334	$1,134,705

Unaudited Condensed Consolidated Statement of Cash Flows
	Twelve Months Ended
(Dollars in thousands)	1/3/2015	12/28/2013
Net cash flows from (to) operating activities	$167,796	$165,002
Net cash flows from (to) investing activities:
Capital expenditures	(112,713)	(78,895)
Other	(41,497)	3,476
Net cash flows from (to) financing activities	(44,472)	(66,335)
Net increase (decrease) in cash and cash equivalents	(30,886)	23,248
Cash and cash equivalents at beginning of period	65,030	41,782
Cash and cash equivalents at end of period	$34,144	$65,030

Business Segment Data
	Three Months Ended		Twelve Months Ended
(Dollars in thousands)	1/3/2015	12/28/2013	1/3/2015	12/28/2013
Net sales:
Office furniture	$468,645	$416,991	$1,739,049	$1,685,205
Hearth products	178,016	124,272	483,646	374,759
	$646,661	$541,263	$2,222,695	$2,059,964

Operating profit:
Office furniture	$9,565	$25,816	$87,053	$97,339
Hearth products	33,092	22,963	77,066	46,662
Total operating profit	42,657	48,779	164,119	144,001
Unallocated corporate expense	(19,720)	(12,661)	(59,188)	(47,294)
Income before income taxes	$22,937	$36,118	$104,931	$96,707

Depreciation and amortization expense:
Office furniture	$11,493	$9,608	$45,891	$36,992
Hearth products	1,960	1,249	5,415	5,288
General corporate	1,505	1,194	5,416	4,341
	$14,958	$12,051	$56,722	$46,621

Capital expenditures (including capitalized software):
Office furniture	$19,318	$12,552	$62,696	$51,954
Hearth products	1,953	652	6,342	4,220
General corporate	9,694	6,102	43,675	22,721
	$30,965	$19,306	$112,713	$78,895

			As of 1/3/2015	As of 12/28/2013
Identifiable assets:
Office furniture			$724,293	$722,697
Hearth products			341,315	255,978
General corporate			173,726	156,030
			$1,239,334	$1,134,705

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Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  We have provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income, operating profit, net income per diluted share (i.e., EPS), excluding restructuring and impairment charges, transition costs, gain/loss on sale, and effective tax rate excluding non-deductible goodwill and intangible impairment charges.  Non-GAAP EPS is calculated using the Corporation's overall effective tax rate for the period adjusted for non-deductible goodwill and intangible impairment deductions.  We present these measures because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.  This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the first quarter and full fiscal year 2015.  We provide such non-GAAP measures to investors on a prospective basis for the same reasons we provide them to investors on a historical basis.  We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share for the first quarter and full fiscal year is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control.  These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated non-recurring items not reflective of ongoing operations.

HNI Corporation Reconciliation (Dollars in millions, except per share data)
	Three Months Ended 1/3/2015			Three Months Ended 12/28/2013
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As Reported (GAAP)	$228.0	$24.8	$0.16	$193.0	$37.6	$0.50
% of net sales	35.3%	3.8%		35.7%	7.0%

Restructuring and Impairment	$0.2	$22.0	$0.47	-	$0.1	$0.00
Transition costs	$2.5	$2.5	$0.03	-	-	-
(Gain) loss on sale of assets	-	$(1.0)	$(0.01)	-	-	-

Results (non-GAAP)	$230.7	$48.4	$0.65	$193.0	$37.7	$0.50
% of net sales	35.7%	7.5%		35.7%	7.0%

	Twelve Months Ended 1/3/2015			Twelve Months Ended 12/28/2013
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As Reported (GAAP)	$784.2	$112.8	$1.35	$715.3	$106.0	$1.39
% of net sales	35.3%	5.1%		34.7%	5.1%

Restructuring and Impairment	$5.2	$38.2	$0.70	-	$0.3	$0.01
Transition costs	$4.9	$4.9	$0.07	-	-	-
(Gain) loss on sale of assets	-	$(10.7)	$(0.15)	-	$2.5	$0.03

Results (non-GAAP)	$794.3	$145.3	$1.97	$715.3	$108.8	$1.43
% of net sales	35.7%	6.5%		34.7%	5.3%

Effective Tax Rate Reconciliation (Dollars in millions)
	Three Months Ended 1/3/2015			Twelve Months Ended 1/3/2015
	Taxable Income	Tax Expense	Effective Tax Rate	Taxable Income	Tax Expense	Effective Tax Rate
Income before tax (including non-controlling interest)	$23.0	$16.0	69.3%	$105.2	$43.8	41.6%

Non-deductible impairments	$20.5	-		$20.5	-

Adjusted income before tax (including non-controlling interest)	$43.5	$16.0	36.7%	$125.7	$43.8	34.8%

Office Furniture Reconciliation (Dollars in millions)
	Three Months Ended		Percent Change	Twelve Months Ended		Percent Change
	1/3/2015	12/28/2013		1/3/2015	12/28/2013
Operating profit as reported (GAAP)	$9.6	$25.8	-62.9%	$87.1	$97.3	-10.6%
% of Net Sales	2.0%	6.2%		5.0%	5.8%

Restructuring and Impairment	$22.0	$0.1		$38.2	$0.3
Transition Costs	$2.5	-		$4.9	-
(Gain) Loss on Sale of Assets	$(1.0)	-		$(9.4)	$2.5

Operating profit (non-GAAP)	$33.1	$25.9	27.8%	$120.8	$100.1	20.6%
% of Net Sales	7.1%	6.2%		6.9%	5.9%